News Release

Tutor Perini Reports Fourth Quarter and Full Year 2022 Results

•Strong full-year operating cash flow of $207.0 million in 2022, the largest result for any year since the merger between Tutor-Saliba Corporation and Perini Corporation in 2008
•Backlog of $7.9 billion provides good revenue visibility; significant pending new projects with contract awards expected in 2023 that could exceed $3 billion in the aggregate
•Implemented business strategy changes in 2022 to expedite dispute resolutions and cash collections for Specialty Contractors segment projects in New York and improve the segment’s future operational performance

LOS ANGELES – (BUSINESS WIRE) – March 15, 2023 – Tutor Perini Corporation (the “Company”) (NYSE: TPC), a leading civil, building and specialty construction company, reported results today for the fourth quarter and year ended December 31, 2022. The fourth quarter and year ended December 31, 2022 results are included in the tables attached to this release. Revenue for 2022 was $3.8 billion, down 18% compared to 2021. The lower revenue in 2022 was largely attributable to a lack of major new awards over the last three years, which prevented the Company from replacing revenue associated with certain projects that were completed or are nearing completion. The primary contributing factor for the lack of new awards was the COVID-19 pandemic, which significantly delayed project bidding and award activity for most of 2020 and 2021 and induced customer budgetary constraints. The impact of the pandemic, combined with certain political and other factors, resulted in the Company not being awarded certain Civil segment projects totaling more than $10.0 billion despite having been the low or preferred bidder. Most of these projects impacted revenue in 2022 and are expected to be re-bid in 2023 or 2024. In addition to causing a significant negative revenue impact, the lack of major new awards also adversely impacted backlog and relatedly constrained the Company’s profit and cash generation over the last two years. The revenue decrease was also due to delays on certain mass-transit projects in California and the net unfavorable impact of various project adjustments discussed further below. The decrease was partially offset by increased activities on certain newer Civil and Building segment projects in California and the Midwest.

Loss from construction operations for 2022 was $204.8 million compared to income from construction operations of $226.8 million for 2021. The decrease was primarily due to the net unfavorable impact of various project adjustments related to adverse legal judgments or decisions; settlements; and changes in estimates for project charges, net of positive impacts from improved productivity and efficiencies on certain projects, which collectively totaled $330.1 million in 2022. In addition, there were temporary negative project adjustments totaling $119.7 million in 2022 due to increases in unapproved work on various projects, as well as the successful negotiation of significant lower margin (and lower risk) change orders on a Civil segment mass-transit project in California, which are all expected to reverse themselves over the remaining lives of the projects. The lower revenue volume discussed above also contributed to the decrease in profitability in 2022. Net loss attributable to the Company for 2022 was $210.0 million, or a $4.09 diluted loss per share, compared to net income attributable to the Company of $91.9 million, or $1.79 diluted earnings per share, for 2021. The decline was principally due to the factors mentioned above that drove the loss from construction operations in 2022.

The Company generated a record $207.0 million of net cash provided by operating activities in 2022 compared to $148.5 million of net cash used in operating activities in 2021. The operating cash flow for 2022 was the largest result for any year since the merger between Tutor-Saliba Corporation and Perini Corporation in 2008. The significant increase was primarily driven by improved collection activity, including collections associated with the continued resolution of certain claims and unapproved change orders that previously required the use of cash, as well as a smaller decrease in accounts payable in 2022 as compared to 2021 due primarily to the timing of payments to vendors and subcontractors. The Company anticipates continued strong operating cash generation in 2023.

In 2022, the Company began to implement changes to its business strategy, primarily with respect to collections and operations in its Specialty Contractors segment in New York. Specifically, in the latter part of 2022, management increasingly focused on expeditiously negotiating settlements of certain Specialty Contractors segment disputes in New York to accelerate the collection of cash and reduce the risk and uncertainty associated with continued lengthy and costly litigation, arbitration proceedings and settlement negotiations. This new strategic approach to collections also took account of certain unfavorable legal judgments and decisions in recent years, particularly in New York, and the possibility that future litigation and arbitration in New York could have a similar outcome. The new approach is also intended to reduce the Company’s legal expenses and allow management to focus more on the successful execution of projects and on growing the business. In implementing this change in collections strategy, management concluded that significant concessions would be required in a number of disputes to facilitate settlements. Ultimately, the Company agreed to settle these disputes for amounts less than what had previously been estimated and might have been obtained if the disputes had been litigated to conclusion. This shift in collections strategy contributed to the significant decline in income from construction operations in 2022 and most of the resulting cash is expected to be collected in 2023. In addition, as part of the Company’s change in business strategy, the Company made certain key leadership changes that it expects will have a positive impact on the Specialty Contractors segment’s future operations. First, management replaced key members of the leadership team at WDF, the Company’s New York mechanical business unit, with experienced Company veterans. In the latter part of 2022, the Company also appointed one of its seasoned senior executives, with previous experience in dealing with New York public agencies and customers, to a new role overseeing the Specialty Contractors and Building segments, and expects that he will successfully lead efforts to drive growth, increased profitability and operational improvements, particularly in the Specialty Contractors segment. The Company also increasingly became more selective in the types of projects that it will pursue and execute in New York, particularly in its Specialty Contractors operations, and it has implemented certain risk diversification measures aimed at better managing larger components of electrical work expected to be performed. Finally, because of more limited competition and high customer demand for large, complex Civil and Building segment projects, since the latter part of 2021, the Company has been successfully negotiating improved project contractual terms, which the Company believes will contribute to a more equitable allocation of risk by making certain delays and events compensable, as well as promoting better working capital efficiency in all three segments.

Backlog at December 31, 2022 was $7.9 billion, down modestly compared to $8.2 billion as of December 31, 2021. New awards in 2022 totaled $3.5 billion and the largest awards included $466 million of additional funding for a mass-transit project in California; the $260 million Eagle Mountain - Woodfibre Gas Pipeline project in British Columbia, Canada; $211 million of additional funding for two educational facility projects in California; $126 million for a military facilities project in Puerto Rico; $118 million of additional funding for a mass-transit project in the Midwest; and a $107 million military housing project in Guam. The Company has several pending significant new projects with contract awards expected in 2023 with a combined value that could exceed $3 billion.

“Our results included record operating cash flow despite a continued lack of large new Civil segment awards due, in part, to impacts of the COVID-19 pandemic and customer budgetary constraints. We currently have significant pending awards that are not yet reflected in our backlog, but, if successfully awarded, are expected to increase current backlog by more than $3 billion later this year,” remarked Ronald Tutor, Chairman and Chief Executive Officer. “A combination of adverse legal judgments, settlements and other charges negatively impacted our earnings across all segments in 2022, particularly the Specialty Contractors segment. We believe that the strategic changes we made in 2022 will result in improved operational and financial performance for our Specialty Contractors business units in New York. We look forward to delivering revenue growth and profitability in 2023, as well as continued strong operating cash and robust new award bookings that should position us favorably for a return to greater profitability over the next several years. In addition, there are several large bidding opportunities on the horizon that are expected to be funded in part by the new Bipartisan Infrastructure Law, and we anticipate that there will be many more such opportunities for growth over the coming years.”

Outlook and Guidance

Funding allocations from the Bipartisan Infrastructure Law have already begun and are expected to increase in 2023 and continue over the next several years. This is expected to significantly benefit the Company’s business by funding many new and existing large infrastructure projects that the Company is involved with or will be pursuing. The Company anticipates continued solid revenue contributions in 2023, particularly from its existing backlog of large Civil segment infrastructure projects on the West Coast and other projects in Guam. The Company is pursuing various large prospective projects on the West Coast and in the Northeast, Hawaii and Guam that are expected to be bid and/or awarded in 2023 and 2024.

Based on our assessment of the current market and business outlook, the Company is establishing its initial EPS guidance for 2023 at a range of $0.45 to $0.65. As in prior years, earnings in 2023 are expected to be weighted more heavily in the second half of the year due to the anticipated timing of large project activities, as well as typical business seasonality. The Company expects continued strong operating cash generation in 2023, well in excess of consolidated net income for the year, as a result of projected solid cash collections, both from project execution activities and the anticipated resolution of various outstanding claims and change orders.

Fourth Quarter 2022 Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Wednesday, March 15, 2023, to discuss the fourth quarter and full year 2022 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on the website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private customers and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget, while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including planning and scheduling of manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical, mechanical, plumbing and heating, ventilation and air conditioning (HVAC). We are known for our major complex building project commitments, as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private customers throughout the world.

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: revisions of estimates of contract risks, revenue or costs, economic factors such as inflation, the timing of new awards, or the pace of project execution, which has resulted and may continue to result in losses or lower than anticipated profit; unfavorable outcomes of existing or future litigation or dispute resolution proceedings against us or customers (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; a significant slowdown or decline in economic conditions, such as those presented during a recession; increased competition and failure to secure new contracts; contract requirements to perform extra work beyond the initial project scope, which has and in the future could result in disputes or claims and adversely affect our working capital, profits and cash flows; risks and other uncertainties associated with assumptions and estimates used to prepare our financial statements; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers, as well as damage to our reputation; possible systems and information technology interruptions and breaches in data security and/or privacy; inability to attract and retain our key officers, and to adequately plan for their succession, and hire and retain personnel required to execute and perform on our contracts; risks related to our international operations, such as uncertainty of U.S. government funding, as well as economic, political, regulatory and other risks, including risks of loss due to acts of war, labor conditions, and other unforeseeable events in countries where we do business, which could adversely affect our revenue and earnings; decreases in the level of government spending for infrastructure and other public projects; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses and/or reputational harm; the impact of inclement weather conditions on projects; risks related to government contracts and related procurement regulations; client cancellations of, or reductions in scope under, contracts reported in our backlog; public health crises, such as the COVID-19 pandemic, have adversely impacted, and could in the future adversely impact, our business, financial condition and results of operations by, among other things, delaying the timing of project bids and/or awards and the timing of dispute resolutions and associated collections; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws; physical and regulatory risks related to climate change; impairment of our goodwill or other indefinite-lived intangible assets; downgrades in our credit ratings; failure to meet our obligations under our debt agreements, especially in a high interest rate environment; an inability to obtain bonding could have a negative impact on our operations and results; the exertion of influence over the Company by our chairman and chief executive officer due to his position and significant ownership interest; significant fluctuations in the market price of our common stock, which could result in substantial losses for stockholders and potentially subject us to securities litigation; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed on March 15, 2023 and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications
www.tutorperini.com

Tutor Perini Corporation
Consolidated Statements of Operations

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except per common share amounts)	2022	2021	2022	2021
REVENUE	$906,648	$1,036,770	$3,790,755	$4,641,830
COST OF OPERATIONS	(943,498)	(922,300)	(3,761,143)	(4,175,439)
GROSS PROFIT (LOSS)	(36,850)	114,470	29,612	466,391
General and administrative expenses	(60,561)	(58,216)	(234,376)	(239,587)
INCOME (LOSS) FROM CONSTRUCTION OPERATIONS	(97,411)	56,254	(204,764)	226,804
Other income, net	1,618	862	6,732	2,004
Interest expense	(19,927)	(16,584)	(69,638)	(69,026)
INCOME (LOSS) BEFORE INCOME TAXES	(115,720)	40,532	(267,670)	159,782
Income tax (expense) benefit	28,051	661	75,098	(25,632)
NET INCOME (LOSS)	(87,669)	41,193	(192,572)	134,150
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	5,248	11,861	17,437	42,225
NET INCOME (LOSS) ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$(92,917)	$29,332	$(210,009)	$91,925
BASIC EARNINGS (LOSS) PER COMMON SHARE	$(1.80)	$0.57	$(4.09)	$1.80
DILUTED EARNINGS (LOSS) PER COMMON SHARE	$(1.80)	$0.57	$(4.09)	$1.79
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	51,505	51,082	51,324	51,017
DILUTED	51,505	51,382	51,324	51,369

Tutor Perini Corporation
Segment Information

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total	Corporate		Consolidated Total
Quarter ended December 31, 2022
Total revenue	$478,806	$345,320	$140,229	$964,355	$—		$964,355
Elimination of intersegment revenue	(39,246)	(18,388)	(73)	(57,707)	—		(57,707)
Revenue from external customers	$439,560	$326,932	$140,156	$906,648	$—		$906,648
Income (loss) from construction operations	$9,071	$(2,287)	$(85,558)	$(78,774)	$(18,637)	(a)	$(97,411)
Capital expenditures	$11,116	$1,360	$343	$12,819	$4,152		$16,971
Depreciation and amortization(b)	$6,932	$452	$559	$7,943	$2,367		$10,310

Quarter ended December 31, 2021
Total revenue	$593,080	$306,775	$242,481	$1,142,336	$—		$1,142,336
Elimination of intersegment revenue	(74,465)	(29,507)	(1,594)	(105,566)	—		(105,566)
Revenue from external customers	$518,615	$277,268	$240,887	$1,036,770	$—		$1,036,770
Income (loss) from construction operations	$78,481	$9,207	$(15,775)	$71,913	$(15,659)	(a)	$56,254
Capital expenditures	$11,040	$148	$178	$11,366	$66		$11,432
Depreciation and amortization(b)	$22,598	$405	$688	$23,691	$2,342		$26,033

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total	Corporate		Consolidated Total
Year ended December 31, 2022
Total revenue	$1,956,968	$1,305,468	$813,531	$4,075,967	$—		$4,075,967
Elimination of intersegment revenue	(222,086)	(62,897)	(229)	(285,212)	—		(285,212)
Revenue from external customers	$1,734,882	$1,242,571	$813,302	$3,790,755	$—		$3,790,755
Income (loss) from construction operations	$21,123	$7,166	$(168,019)	$(139,730)	$(65,034)	(a)	$(204,764)
Capital expenditures	$49,819	$2,333	$2,545	$54,697	$5,083		$59,780
Depreciation and amortization(b)	$51,123	$1,713	$2,098	$54,934	$9,430		$64,364

Year ended December 31, 2021
Total revenue	$2,443,828	$1,574,759	$1,120,115	$5,138,702	$—		$5,138,702
Elimination of intersegment revenue	(348,068)	(146,657)	(2,147)	(496,872)	—		(496,872)
Revenue from external customers	$2,095,760	$1,428,102	$1,117,968	$4,641,830	$—		$4,641,830
Income (loss) from construction operations	$266,214	$28,721	$(9,961)	$284,974	$(58,170)	(a)	$226,804
Capital expenditures	$37,067	$359	$476	$37,902	$692		$38,594
Depreciation and amortization(b)	$102,723	$1,677	$3,316	$107,716	$10,513		$118,229
_____________________________________________________________________________________________________________
(a)Consists primarily of corporate general and administrative expenses.
(b)Depreciation and amortization is included in income (loss) from construction operations.

Tutor Perini Corporation
Consolidated Balance Sheets

	As of December 31,
(in thousands, except share and per share amounts)	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($168,408 and $102,679 related to variable interest entities (“VIEs”))	$259,351	$202,197
Restricted cash	14,480	9,199
Restricted investments	91,556	84,355
Accounts receivable ($54,040 and $116,415 related to VIEs)	1,171,085	1,454,319
Retention receivable ($187,615 and $162,259 related to VIEs)	585,556	568,881
Costs and estimated earnings in excess of billings ($83,911 and $143,105 related to VIEs)	1,377,528	1,356,768
Other current assets ($33,340 and $43,718 related to VIEs)	179,215	186,773
Total current assets	3,678,771	3,862,492
PROPERTY AND EQUIPMENT:
Land	44,433	40,175
Building and improvements	124,429	116,146
Construction equipment	590,089	580,909
Other equipment	181,649	175,832
	940,600	913,062
Less accumulated depreciation	(505,512)	(483,417)
Total property and equipment, net ($22,133 and $2,203 related to VIEs)	435,088	429,645
GOODWILL	205,143	205,143
INTANGIBLE ASSETS, NET	70,542	85,068
OTHER ASSETS	153,256	142,550
TOTAL ASSETS	$4,542,800	$4,724,898
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$70,285	$24,406
Accounts payable ($36,484 and $96,097 related to VIEs)	495,345	512,056
Retention payable ($44,859 and $37,007 related to VIEs)	246,562	268,945
Billings in excess of costs and estimated earnings ($480,839 and $355,270 related to VIEs)	975,812	761,689
Accrued expenses and other current liabilities ($5,082 and $8,566 related to VIEs)	179,523	210,017
Total current liabilities	1,967,527	1,777,113
LONG-TERM DEBT, less current maturities, net of unamortized discount and debt issuance costs totaling $13,980 and $17,109	888,154	969,248
DEFERRED INCOME TAXES	4,649	70,989
OTHER LONG-TERM LIABILITIES	240,486	233,828
TOTAL LIABILITIES	3,100,816	3,051,178
COMMITMENTS AND CONTINGENCIES
EQUITY
Stockholders' equity:
Preferred stock – authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock – authorized 112,500,000 shares ($1 par value), issued and outstanding 51,521,336 and 51,095,706 shares	51,521	51,096
Additional paid-in capital	1,140,933	1,133,150
Retained earnings	304,301	514,310
Accumulated other comprehensive loss	(47,037)	(43,635)
Total stockholders' equity	1,449,718	1,654,921
Noncontrolling interests	(7,734)	18,799
TOTAL EQUITY	1,441,984	1,673,720
TOTAL LIABILITIES AND EQUITY	$4,542,800	$4,724,898

Tutor Perini Corporation
Consolidated Statements of Cash Flows

	Year Ended December 31,
(in thousands)	2022	2021
Cash Flows from Operating Activities:
Net income (loss)	$(192,572)	$134,150
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	49,838	82,732
Amortization of intangible assets	14,526	35,497
Share-based compensation expense	9,065	11,642
Change in debt discounts and deferred debt issuance costs	3,697	5,756
Deferred income taxes	(79,449)	(13,887)
Loss on sale of property and equipment	145	2,639
Changes in other components of working capital	390,424	(422,227)
Other long-term liabilities	14,317	14,766
Other, net	(3,020)	478
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	206,971	(148,454)

Cash Flows from Investing Activities:
Acquisition of property and equipment	(59,780)	(38,594)
Proceeds from sale of property and equipment	8,599	7,245
Investments in securities	(23,948)	(30,761)
Proceeds from maturities and sales of investments in securities	9,493	24,771
NET CASH USED IN INVESTING ACTIVITIES	(65,636)	(37,339)

Cash Flows from Financing Activities:
Proceeds from debt	693,757	740,743
Repayment of debt	(732,101)	(777,762)
Cash payments related to share-based compensation	(1,734)	(1,989)
Distributions paid to noncontrolling interests	(47,386)	(22,655)
Contributions from noncontrolling interests	8,688	7,000
Debt issuance, extinguishment and modification costs	(124)	—
NET CASH USED IN FINANCING ACTIVITIES	(78,900)	(54,663)

Net increase (decrease) in cash, cash equivalents and restricted cash	62,435	(240,456)
Cash, cash equivalents and restricted cash at beginning of year	211,396	451,852
Cash, cash equivalents and restricted cash at end of year	$273,831	$211,396

Tutor Perini Corporation
Backlog Information
Unaudited

(in millions)	Backlog at September 30, 2022	New Awards in the Quarter Ended December 31, 2022(a)	Revenue Recognized in the Quarter Ended December 31, 2022	Backlog at December 31, 2022
Civil	$4,650.8	$205.1	$(439.6)	$4,416.3
Building	2,341.1	209.4	(326.9)	2,223.6
Specialty Contractors	1,358.4	70.9	(140.1)	1,289.2
Total	$8,350.3	$485.4	$(906.6)	$7,929.1

(in millions)	Backlog at December 31, 2021	New Awards in the Year Ended December 31, 2022(a)	Revenue Recognized in the Year Ended December 31, 2022	Backlog at December 31, 2022
Civil	$4,553.5	$1,597.7	$(1,734.9)	$4,416.3
Building	2,308.9	1,157.3	(1,242.6)	2,223.6
Specialty Contractors	1,373.2	729.3	(813.3)	1,289.2
Total	$8,235.6	$3,484.3	$(3,790.8)	$7,929.1
_____________________________________________________________________________________________________________
(a)New awards consist of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.